Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

ARB IOT Group Limited

(Exact Name of Registrant as Specified in its Charter)

(Translation of Registrant’s Name into English)

Table 1. Newly Registered and Carry forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, par value $0.0001 per share(1)(2)(3)	(o)			$7,475,000	0.0001102	$823.75
	Other	Underwriter’s Warrants(4)	Other(6)			-
	Equity	Ordinary shares, par value $0.0001 per share, issuable upon exercise of Underwriter’s Warrants(1)(2)(3)(5)	(o)			$411,125	0.0001102	$45.31
Fees Previously Paid	X
Carry Forward Securities
Carry Forward Securities	X
	Total Offering Amounts					$7,886,125		$869.05
	Total Fees Previously Paid							$674.81
	Total Fee Offsets							-
	Net Fee Due							$66.85(7)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes the aggregate offering price of additional shares that the underwriters have a 45-day option to purchase to cover over-allotments, if any.

(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of share splits, share dividends or similar transactions.

(4)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.

(5)	The Underwriter’s Warrants are exercisable for up to 5% of the aggregate number of ordinary shares sold in the offering at a per share exercise price equal to 110% of the public offering price of the ordinary shares in the offering.

(6)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act, based upon the price at which the warrants may be exercised.

(7)	Among $7,886,125 maximum aggregate offering price, the registration fee of $7,279,500 was calculated based on the previous filing fee rate, 0.0000927, effective until September 30, 2022. The registration fee of the remaining $606,625 offering price was calculated based on the updated filing fee rate, 0.00011020, effective from October 1, 2022.